U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2024
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 19, 2024, Advanced Emissions Solutions, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary ADA Carbon Solutions (Red River), LLC, entered into a Contract for Construction (the "Contract") with The Wieland-Davco Corporation, a Michigan corporation. The Contract provides for pre-construction and construction services at the Company's existing manufacturing facility located at 201 Red River Mine Road, Coushatta Louisiana, 71079 (the "Plant") to build a granular activated carbon facility at the Plant (the "Facility"). The Company estimates that total construction and equipment costs associated with the Facility will be in the range of $45 to $50 million. The Company anticipates funding the construction of the Facility via a combination of its existing capital on its balance sheet, anticipated cashflow in 2024 and reductions in other costs.
The foregoing description of the Contract is a summary and is qualified in its entirety by reference to the full text of the Contract, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.
On January 24, 2024, the Company issued a press release announcing the Contract, which is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Contract for Construction, by and between ADA Carbon Solutions (Red River), LLC and The Wieland-Davco Corporation, dated as of January 19, 2024*
99.1	Press release dated January 24, 2024
* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC. Additionally, certain portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K because the omitted information is not material and is the type that the Company treats as private or confidential.
Caution on Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. When used in this report, the words "can," "will," "intends," "expects," "believes," similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements include, but are not limited to, statements or expectations regarding: the anticipated costs and sources of financing for the proposed construction at the Company’s Red River facility. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the costs of raw materials and supplies, costs of labor, changes in scope of work or other unexpected modifications of construction, inflationary pressures, the Company’s ability to achieve expected cash flows and cost reductions, as well as other factors relating to our business, as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this press release. Such changes in our intentions may also cause or results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. The forward-looking statements speak only as to the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2024

Advanced Emissions Solutions, Inc.
Registrant

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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